PRICING SUPPLEMENT NO. 115 (REVISED)                              Rule 424(b)(3)
DATED: August 12, 1997                                        File No. 333-17985
(To Prospectus dated January 22, 1997
and Prospectus Supplement dated January 22, 1997)


                                 $5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount: $55,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 8/15/97     Fixed Rate Notes [_]     Certificated Notes [_]

Maturity Date: 8/17/98

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                                 Optional              Optional
                         Redemption              Repayment             Repayment
Redeemable On            Price(s)                Date(s)               Price(s)
-------------            --------                -------               --------

N/A                      N/A                     N/A                   N/A

Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]     Commercial Paper Rate              Minimum Interest Rate: N/A

[_]     Federal Funds Rate                 Interest Reset Date(s): *

[x]     Treasury Rate                      Interest Reset Period: Weekly

[_]     LIBOR Reuters                      Interest Payment Date(s): **

[_]     LIBOR Telerate

[_]     Prime Rate

[_]     CMT Rate

Initial Interest Rate: ***                 Interest Payment Period: Quarterly


 Index Maturity:  Three months

 Spread (plus or minus): +.40%


------------------------
*     Weekly on each Tuesday, or the day following the Treasury auction.

**    11/18/97, 2/18/98, 5/18/98 and 8/17/98.

***   The Treasury auction rate on August 11, 1997, plus 40 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.